Exhibit 99.4

A. O. SMITH CORPORATION

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

On August 26, 2011, A.O. Smith Corporation (“A. O. Smith” or the “Company”) consummated the acquisition (the “Acquisition”) of Lochinvar Corporation (“Lochinvar”) of Lebanon, Tennesssee. Lochinvar is a leading manufacturer of high-efficiency boilers used in commercial and residential hydronic heating and hot water applications.

The following unaudited pro forma condensed consolidated statements of earnings for the year ended December 31, 2010 and for the nine months ended September 30, 2011 (collectively, the “Pro Forma Financial Statements”) were prepared to illustrate the estimated effects of the acquisition the Acquisition on the company’s financial statements. The Pro Forma Financial Statements are presented for illustrative purposes only and dot not purport to be indicative of the results of operations of the Company or Lochinvar that actually would have been achieved had the acquisition of Lochinvar been completed on the assumed dates or to project the company’s results of operations or financial position for any future date or period. The Pro Forma Statement of Earnings give pro forma effect to the Acquisition as if the Acquisition had occurred on the first day of the financial period presented.

The Acquisition is being accounted for using the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles in the United States. Under this method, the total consideration transferred to consummate the Acquisition is being allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the closing date of the Acquisition. The principles of acquisition method of accounting require extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. Accordingly the allocation of the consideration transferred in the Pro Forma Financial Statements is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed. Such adjustments could be significant. The final valuation is expected to be completed as soon as practicable but no later than 12 months after the closing date of the Acquisition. The Pro Forma Financial Statements do not include the costs that the Company may incur to integrate Lochinvar and these costs may be material.

The historical consolidated financial statements of the company have been adjusted in the Pro Forma Financial Statements to give effect to pro forma events that are (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the Pro Forma Statements of Earnings, expected to have continuing impact the combined results of the Company and Lochinvar. The Pro Forma Financial Statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed financial statements. In addition, the Pro Forma Financial Statements were derived from, and should be read in conjunction with, the audited historical consolidated financial statements and the notes thereto of the Company for the year ended December 31, 2010 and Lochinvar for the year ended November 28, 2010 and the unaudited historical consolidated financial statements and the notes thereto of the Company for the nine months ended September 30, 2011 and unaudited historical financial statements of Lochinvar for the nine months ended August 27, 2011. Included in this Form 8-K/A are the audited historical financial statements and notes thereto of Lochinvar for the year ended November 28, 2010 and unaudited historical combined financial statements and notes thereto of Lochinvar for the nine months ended August 27, 2011. The fiscal year ends of the company and Lochinvar differ by less than 93 days and appropriate adjustments have been made to reflect the different nine month periods in the Pro Forma Financial Statements for the nine months ended September 30, 2011, due to the acquisition of Lochinvar by the Company that occurred on August 26, 2011. For the Pro Forma Financial Statements for the year ended December 31, 2010, no adjustments were necessary.

The historical combined financial statements regarding Lochinvar that are included in this report have been prepared by, and are the responsibility of Lochinvar Corporation.

Unaudited Pro Forma Statement of Earnings

Year ended December 31, 2010

(Dollars in Millions, Except Per Share Amounts)

	Historical
	The Company	Lochinvar Corporation (1)	Pro Forma Adjustments		Pro Forma Combined
Net sales	$1,489.3	$173.2	$1.5	(2)	$1,664.0
Cost of products sold	1,043.3	103.4	(0.6	)(2),(4)	1,146.1

Gross profit	446.0	69.8	2.1		517.9

Selling, general, and administrative expenses	328.7	67.8	(24.5	)(4),(5)	372.0
Flood related expense	35.4	—	—		35.4
Restructuring, impairment and settlement income—net	0.1	—	—		0.1
Interest expense	6.9	—	5.6	(6)	12.5
Other expense (income)—net	0.5	(0.6)	—		(0.1)

Earnings before provision for income taxes	74.4	2.6	21.0		98.0
Provision for income taxes	17.3	0.2	9.0	(7)	26.5

Earnings from Continuing Operations	$57.1	$2.4	$12.0		$71.5

Basic Earnings per Share of Common Stock
Continued Operations	$1.25				$1.56

Diluted Earnings per Share of Common Stock
Continued Operations	$1.24				$1.55

See accompanying notes to unaudited pro forma condensed consolidated statements of earnings.

Unaudited Pro Forma

Statement of Earnings

Nine Months ended September 30, 2011

(Dollars in Millions, Except Per Share Amounts)

	Historical
	The Company	Lochinvar Corporation (1)	Pro Forma Adjustments		Pro Forma Combined
Net sales	$1,234.7	$138.1	$(19.2	)(2),(3)	$1,353.6
Cost of products sold	877.1	86.2	(14.1	)(2),(3),(4)	949.2

Gross profit	357.6	51.9	(5.1)		404.4

Selling, general, and administrative expenses	266.6	34.2	(9.2	)(3),(4),(5)	291.6
Restructuring, impairment and settlement income, net	(11.2)	—	—		(11.2)
Interest expense	6.4	—	3.5	(3),(6)	9.9

Other expense (income)—net	6.4	(0.3)	—		(19.0)

Earnings before provision for income taxes	114.5	(11.2)	0.6		133.1
Provision for income taxes	34.8	1.1	6.2	(7)	42.1

Net Earnings	$79.7	$16.9	$(5.6)		$91.0

Basic Earnings per Share of Common Stock
Continued Operations	$1.73				$1.97

Diluted Earnings per Share of Common Stock
Continuing Operations	1.71				1.95

See accompanying notes to unaudited pro forma condensed consolidated statements of earnings.

Notes to Unaudited Pro Forma Combined Statements of Earnings

(Dollars in Thousands)

The pro forma combined statements of earnings do not reflect the results of Lochinvar Limited due to the immaterial impact on the pro forma presentation for both periods.

(1)	Lochinvar’s fiscal year end 2010 and fiscal nine months ended 2011 were on November 28, 2010 and August 27, 2011, respectively.
(2)	Lochinvar freight billed to customers was reported as a reduction of cost of products sold. Reclassification to conform with the company’s financial presentation resulted in an increase in revenue and cost of goods sold of $1.5 million for the year ended December 31, 2010 and $1.8 million for the nine months ended September 30, 2011.
(3)	For the nine months ended September 30, 2011, reflects the adjustment to remove results of operations for Lochinvar for the period from August 27, 2011 through September 30, 2011, Lochinvar’s fiscal tenth month. Lochinvar’s fiscal first month is for the period from November 29, 2010 through December 31, 2010. This adjustment is necessary due to the differing fiscal year ends of the company and Lochinvar. The result was a decrease in sales of $21.0 million, a decrease in cost of products sold of $13.9 million and a decrease in selling, general and administrative expenses of $4.2 million, and a decrease in interest expense of $0.6 million for the nine months ended September 30, 2011. No adjustment was necessary for the year ended December 31, 2010.

(4)	Represents adjustments to cost of products sold and selling, general and administrative expenses which are comprised of the following:

	Year ended December 31, 2010	Nine months ended September 30, 2011
Depreciation of property, plant and equipment (a)
Cost of products sold	$1.0	$0.8
Selling, general and administrative expenses	0.2	0.2
Elimination of historical depreciation of property, plant and equipment and rent expense
Cost of products sold	(3.1)	(2.8)
Selling, general and administrative expenses	(1.3)	(1.3)

(a)	The valuation of property, plant and equipment is based on third-party appraisal of the fair value of such assets. Depreciation is computed over the remaining estimated useful lives of the respective assets. The lives of the assets acquired have been adjusted to reflect the estimated remaining useful lives.
(5)	Represents adjustment to add back compensations payments to stockholders of Lochinvar in excess of their base compensation totaling $31.3 million and $9.8 million for the year ended November 28, 2010, and the nine months ended August 27, 2011, respectively, as if the Acquisition had been consummated as of the beginning of the periods presented.
(6)	Represents incremental interest expense based upon the pro forma debt of the company following the Acquisition, at the average interest rates of approximately 1.80% and 1.75% for the year ended December 31, 2010, and the nine months ended September 30, 2011, respectively, as if the Acquisition had been consummated as of the beginning of the periods presented.

(7)	Represents adjustment to the provision for income taxes on a pro forma basis to reflect the expected Lochinvar effective tax rate of 39%.

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